                                                                 EXHIBIT m(7)(b)

                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)

         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 29, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)
                         (DISTRIBUTION AND SERVICE FEES)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

                                                          MINIMUM
                                                           ASSET
AIM EQUITY FUNDS                                           BASED         MAXIMUM          MAXIMUM
                                                           SALES         SERVICE         AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES                         CHARGE           FEE              FEE
                                                        ----------      ---------       ----------
AIM Blue Chip Fund                                         0.00%          0.25%           0.25%
AIM Large Cap Basic Value Fund                             0.00%          0.25%           0.25%
AIM Large Cap Growth Fund                                  0.00%          0.25%           0.25%

                                                          MINIMUM
                                                           ASSET
AIM INTERNATIONAL FUNDS, INC.                              BASED         MAXIMUM          MAXIMUM
                                                           SALES         SERVICE         AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES                         CHARGE           FEE              FEE
                                                        ----------      ---------       ----------

AIM European Growth Fund                                   0.00%          0.25%            0.25%

                                                          MINIMUM
                                                           ASSET
AIM INVESTMENT SECURITIES FUNDS                            BASED         MAXIMUM          MAXIMUM
                                                           SALES         SERVICE         AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES                         CHARGE           FEE              FEE
                                                        ----------      ---------       ----------
AIM High Yield Fund                                        0.00%          0.25%            0.25%
AIM Income Fund                                            0.00%          0.25%            0.25%
AIM Intermediate Government Fund                           0.00%          0.25%            0.25%
AIM Money Market Fund                                      0.00%          0.25%            0.25%
AIM Municipal Bond Fund                                    0.00%          0.25%            0.25%
AIM Real Estate Fund                                       0.00%          0.25%            0.25%

                                                          MINIMUM
                                                           ASSET
AIM TAX-EXEMPT FUNDS                                       BASED         MAXIMUM          MAXIMUM
                                                           SALES         SERVICE         AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES                         CHARGE           FEE              FEE
                                                        ----------      ---------       ----------
AIM Tax-Exempt Cash Fund                                   0.00%          0.25%            0.25%"



* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).


All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  October 29, 2003





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